As filed with the Securities and Exchange Commission on November 26, 2001
                                                       Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        MUNICIPAL MORTGAGE & EQUITY, LLC
             (Exact name of registrant as specified in its charter)

              Delaware                                    52-1449733
   (State or other jurisdiction of                     (I.R.S. Employer
   incorporation or organization)                   Identification Number)


    218 North Charles Street, Suite 500                      21201
            Baltimore, Maryland                           (Zip code)
  (Address of principal executive offices)


                        MUNICIPAL MORTGAGE & EQUITY, LLC
                     2001 NON-EMPLOYEE DIRECTORS' SHARE PLAN
                            (Full title of the plan)

                                       and

                        MUNICIPAL MORTGAGE & EQUITY, LLC
                            2001 SHARE INCENTIVE PLAN
                            (Full title of the plan)

                                 MARK K. JOSEPH
                        Municipal Mortgage & Equity, LLC
                       218 North Charles Street, Suite 500
                            Baltimore, Maryland 21201
                                 (443) 263-2900
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                            ROBERT E. KING, JR., ESQ.
                       Clifford Chance Rogers & Wells LLP
                                 200 Park Avenue
                            New York, New York 10166
                                 (212) 878-8209



                         CALCULATION OF REGISTRATION FEE
===============================================================================
   Title of      Amount to be     Proposed      Proposed Maximum    Amount of
  Securities     Registered(1)     Maximum         Aggregate      Registration
    to be                       Offering Price     Offering           Fee
  Registered                     Per Share(2)      Price(2)
-------------------------------------------------------------------------------
Common Shares     1,050,000        $25.20        $26,460,000        $6,615
===============================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares being registered shall be adjusted to include any additional shares which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of the plans.

(2) Estimated solely for the purpose of calculating the Registration Fee, pursuant to Rule 457(c), on the basis of the average of the high and the low prices of the Registrant's Common Shares reported in the consolidated reporting system on the New York Stock Exchange Composite Tape on November 23, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the introductory Note to Part I of Form S-8.
                             PROSPECTUS FOR RESALES

     The material that follows, up to but not including the signature page of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired by affiliates of Municipal Mortgage & Equity, LLC, as defined in Rule 405 under the Securities Act under director and employee share incentive plans.

PROSPECTUS

                        Municipal Mortgage & Equity, LLC

                                  COMMON SHARES

     The common shares to which this Prospectus relates may be offered from time to time by Selling Shareholders who are directors, officers and employees of Municipal Mortgage & Equity, LLC and who we will specifically identify in prospectus supplements hereto. The Selling Shareholders may sell the common shares on the New York Stock Exchange, where our common shares are currently traded, on any securities exchanges or other quotation systems on which our common shares may be traded, in the over-the-counter market or in negotiated transactions, at prices and on terms then available. The respective Selling Shareholders will pay any brokerage fees or commissions relating to sales by them. See "Method of Sale." We will not receive any part of the proceeds of any such sales.

     Our principal executive office is located at 218 North Charles Street, Suite 500, Baltimore, Maryland 21201 (Telephone No. (443) 263-2900).

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

     We are paying the expenses of preparing and filing the Registration Statement of which this Prospectus is a part.














                                 --------------

                The date of this Prospectus is November 26, 2001.

                                TABLE OF CONTENTS

                                                                            Page

INCORPORATION BY REFERENCE...............................................2

INFORMATION WE FILE......................................................2

SELLING SHAREHOLDERS.....................................................2

METHOD OF SALE...........................................................3

SEC POSITION REGARDING INDEMNIFICATION...................................3



                           INCORPORATION BY REFERENCE

     We incorporate by reference into this Prospectus (a) our Annual Report on Form 10-K for the year ended December 31, 2000, (b) the description of our common shares contained in our registration statement under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including any amendments or reports filed for the purpose of updating such description), (c) our Proxy Statements on Schedule 14A, dated June 19, 2001 and April 12, 2001 and (d) all other reports we filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2000. These documents were filed under SEC File Number 001-11981. We also incorporate by reference into this Prospectus all the documents we file pursuant to Sections 13, 14 and 15(d) of the Exchange Act after the date of this Prospectus and before we file a post-effective amendment that indicates that all the securities to which this Prospectus relates have been sold or that deregisters all those securities that have not been sold. We will provide copies of all documents that are incorporated by reference without charge to anyone to whom we deliver this Prospectus who makes a written or oral request for them to Municipal Mortgage & Equity, LLC, 218 North Charles Street, Suite 500, Baltimore, Maryland 21201, Attention: Karin Berardo, telephone number
(443) 263-2900.

                               INFORMATION WE FILE

     We file annual, quarterly and current reports, proxy statements and other materials with the Securities and Exchange Commission pursuant to the requirements of the Exchange Act. The public may read and copy any materials we file with the Securities and Exchange Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Regional Offices of the Securities and Exchange Commission located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers (including us) that file electronically with the Securities and Exchange Commission. The address of that site is http:\\www.sec.gov.

                              SELLING SHAREHOLDERS

     This Prospectus relates to possible sales by our directors, officers and employees of our common shares that they acquire through our various share incentive plans. We do not know at this time who may be Selling Shareholders from time to time. We will provide the names of those people, along with the number of common shares owned, and the number of shares that may be sold, by each of those people from time to time in supplements to this Prospectus, which we will file with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act.

                                 METHOD OF SALE

     The shares offered by this Prospectus may be sold on the New York Stock Exchange, where our common shares are currently traded, or in other markets where our common shares are traded, or in negotiated transactions. Sales will be at prices that are current when the sales take place. Selling Shareholders may pay brokers' commissions. Shares that are sold may include shares in which Selling Shareholders have granted security interests and that are being sold because of foreclosure of those security interests. There is no present plan of distribution.

                     SEC POSITION REGARDING INDEMNIFICATION

     Our Operating Agreement provides for indemnification of officers and directors for any loss, damage or claim (including reasonable attorneys' fees) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct.

     We have been informed that, in the opinion of the Securities and Exchange Commission, insofar as directors, officers or other persons who control us may become entitled under the provisions of our Amended and Restated Certificate of Formation to indemnification for liabilities arising under the Securities Act, that indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission by Municipal Mortgage & Equity, LLC (the "Company") are incorporated as of their respective dates in this Registration Statement by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000, (the "2000 10-K").

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001 as filed on May 15, 2001.

     (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 as filed on August 14, 2001.

     (d) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2001 as filed on November 13, 2001.

     (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the 2000 10-K.

     (f) The Company's Prospectus/Consent Solicitation Statement included in its Registration Statement on Form S-4 (File No. 33-99088), as declared effective by the Commission on May 29, 1996, as it relates to the description of the Company's Common Shares contained under the caption "Description of Shares" and incorporated by reference into Item 1 of Form 8-A/A (Amendment No. 1) filed with the Commission on June 23, 1998, pursuant to 12(b) of the Exchange Act, including all amendments and reports updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed incorporated by reference in this Registration Statement and to be part of it from the date of filing of those documents.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     According to Article 8 of the Company's Amended and Restated Certificate of Formation and Operating Agreement (the "Operating Agreement"), all directors and officers of the Company are entitled to indemnification from the Company for any loss, damage or claim (including any reasonable attorneys' fees incurred by such person in connection therewith) due to any act or omission made by him or her, except in the case of fraudulent or illegal conduct of such person; provided, that any indemnity shall be paid out of, and to the extent of, the assets of the Company only (or any insurance proceeds available therefor), and no shareholder shall have any personal liability on account thereof. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the director or officer acted fraudulently or illegally.

     The indemnification provided in the Operating Agreement is not deemed to be exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or directors, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such a person. Any repeal or modification of the indemnification provisions contained in the Company's Operating Agreement will not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     4.1 Amended and Restated Certificate of Formation and Operating Agreement of the Company (filed as an Exhibit to the Company's Registration Statement on Form S-3, as amended (Registration No. 333-56049) and incorporated herein by reference)

     4.2  By-Laws  of  the  Company  (filed  as  an  Exhibit  to  the  Company's
          Registration Statement on Form S-3, as amended (Registration No. 333-56049) and incorporated herein by reference)

     4.3 Specimen copy of Common Share (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-4 (File No. 33-99088) filed November 7, 1995, and incorporated herein by reference)

     5.1  Opinion of Clifford Chance Rogers & Wells LLP

     23.1 Consent of PricewaterhouseCoopers LLP

     23.2 Consent of Clifford  Chance  Rogers & Wells LLP  (included  in Exhibit
          5.1)

     24.1 Power of Attorney (included on the signature pages hereto)

Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or
     Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to Section 15(d) or the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baltimore, State of Maryland on October 30, 2001.

                        MUNICIPAL MORTGAGE & EQUITY, LLC


                       By: /s/ Mark K. Joseph _
                       ---------------------------------------------
                       Name:  Mark K. Joseph
                       Title: Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Municipal Mortgage & Equity, LLC hereby severally constitute Mark
K. Joseph and Michael L. Falcone and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments to said Registration Statement (including without limitation any amendments filed pursuant to Section 462(b) of the Securities Act of 1933), and generally to do all such things in our names and in our capacities as officers and directors to enable Municipal Mortgage & Equity, LLC to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



        Signature                          Title                Date

   /s/  Mark K. Joseph           Chairman of the Board,       October 30, 2001
------------------------------   Chief Executive Officer
 MARK K. JOSEPH                  (Principal Executive
                                 Officer)and Director

 /s/  Michael L. Falcone         President, Chief             October 18, 2001
------------------------------   Operating Officer
 MICHAEL L. FALCONE

 /s/ William S. Harrison         Chief Financial Officer      October 30, 2001
------------------------------   (Principal Financial
       WILLIAM S. HARRISON       Officer and Principal
                                 Accounting Officer)

  /s/ Charles C. Baum            Director                      October 8, 2001
------------------------------
 CHARLES C. BAUM

   /s/  Richard O. Berndt        Director                     October 10, 2001
------------------------------
        RICHARD O. BERNDT

  /s/ Robert S. Hillman          Director                      October 9, 2001
------------------------------
  ROBERT S. HILLMAN

 /s/ William L. Jews             Director                     October 18, 2001
------------------------------
  WILLIAM L. JEWS

 /s/ Carl W. Stearn              Director                     October 18, 2001
------------------------------
  CARL W. STEARN

 /s/ Douglas A. McGregor         Director                     October 18, 2001
------------------------------
  DOUGLAS A. MCGREGOR

 /s/ Robert J. Banks             Director                     October 18, 2001
------------------------------
  ROBERT J. BANKS

                                  EXHIBIT INDEX

Exhibit No.                        Description

4.1 Amended and Restated Certificate of Formation and Operating Agreement of the Company (filed as an Exhibit to the Company's Registration Statement on Form S-3, as amended (Registration No. 333-56049) and incorporated herein by reference)

4.2 By-Laws of the Company (filed as an Exhibit to the Company's Registration Statement on Form S-3, as amended (Registration No. 333-56049) and incorporated herein by reference)

4.3 Specimen copy of Common Share (filed as Exhibit 4.1 to the Company's Registration Statement on Form S-4 (File No. 33-99088) filed November 7, 1995, and incorporated herein by reference)

5.1  Opinion of Clifford Chance Rogers & Wells LLP

23.1 Consent of PricewaterhouseCoopers LLP

23.2 Consent of Clifford Chance Rogers & Wells LLP (included in Exhibit 5.1)

24.1 Power of Attorney (included on the signature pages hereto)

                                                                   EXHIBIT 5.1

                       Clifford Chance Rogers & Wells LLP
                                 200 Park Avenue
                            New York, New York 10166
                     Tel: (212) 878-8000 Fax: (212) 878-8375


November 21, 2001

Municipal Mortgage & Equity, LLC
218 North Charles Street, Suite 500
Baltimore, Maryland 21201

Re:      Registration on Form S-8

Ladies and Gentlemen:

We have acted as special counsel for Municipal Mortgage & Equity, LLC, a Delaware limited liability company (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 1,050,000 common shares of limited liability interest (the "Common Shares") to be issued pursuant to the Company's 2001 Non-Employee Directors' Share Plan and the Company's 2001 Share Incentive Plan.

In so acting, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

Based upon the foregoing and on such examination of law as we have deemed necessary, we are of the opinion that the Common Shares have been duly authorized by all necessary limited liability company action and when issued, delivered and paid for in accordance with such authorization, such Common Shares will be legally issued, fully paid and nonassessable (subject to the requirements under Delaware law that a shareholder may have to repay a distribution under Section 16-607(b) of the Delaware Limited Liability Company
Act).

We are members of the Bar of the State of New York and the opinions set forth in this letter relate only to the federal laws of the United States of America and the Delaware Limited Liability Company Act.

We hereby consent to the filing of this opinion as Exhibit 5.1 to a registration statement on Form S-8.

Very truly yours,


/s/ Clifford Chance Rogers & Wells LLP

                                                                  EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 6, 2001 relating to the financial statements, which appears in Municipal Mortgage & Equity, LLC's Annual Report on Form 10-K for the year ended December 31, 2000.


PricewaterhouseCoopers LLP

Baltimore, Maryland
November 19, 2001